Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104
David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

THIRD-QUARTER FINANCIAL RESULTS

Reports revenues of $51.9 million, up 2%

versus the prior year, up 6% excluding post-Brexit decline in the UK

Reports third-quarter net income of $0.8 million and EPS of $0.02

Reports third-quarter adjusted EBITDA of $6.6 million, adjusted EPS of $0.08

Served 370 clients in Q3, up 17% versus prior year, including 48 new clients

Operating results drove Q3 cash balance to $19.1 million, up 19% from Q2

STAMFORD, Conn., November 7, 2016 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company, today announced financial results for the third quarter ended September 30, 2016.

“We had a solid third quarter led by ISG Digital Services, which represented more than 20 percent of firm revenues in the third quarter as clients in all regions continue to transform through broad adoption of digital technologies,” said Michael P. Connors, chairman and chief executive officer. “Whether it is large agri-chemical and healthcare companies in the Americas transforming to the agile enterprise or large automotive and energy clients in Europe creating new analytics and digital platforms, we are seeing growth opportunities as the market adopts third-generation deals and digital technologies.

“Though the UK held down overall growth results in Q3, as demand in the UK has contracted since the Brexit announcement, all regions are seeing good demand for our expanded services, especially around digital, cloud and automation services. ISG has a strong and differentiated position in the market and we are encouraged by our prospects as we prepare to enter 2017.

“Overall, third-quarter revenues were up 2 percent in constant currency, and up 6 percent when you exclude the decline in the UK. Americas revenues grew by 5 percent and Asia Pacific by 8 percent, offsetting a 6 percent decline in Europe. Excluding the UK, revenues in Europe grew by 9 percent. In addition, recurring revenues grew 8 percent in Q3 and we served 370 clients, 48 of which are new to the firm, and that bodes well for our pipeline heading into 2017. With the expanded capabilities we are building and the disciplined management of our business, we remain very well positioned to continue driving profitable growth and delivering value for our clients and shareholders,” said Connors.

Third-Quarter 2016 Results

Revenues for the third quarter were $51.9 million, compared with $51.4 million in the prior year, an increase of $0.5 million, or 2 percent in constant currency and 1 percent on a reported basis. Revenues were $29.2 million in the Americas (up 5 percent from the same period in 2015), $16.6 million in Europe (down 6 percent), and $6.1 million in Asia Pacific (up 8 percent).

ISG reported third-quarter operating income of $2.6 million, compared with operating income of $3.2 million in the third quarter of 2015. Included in the third-quarter 2016 operating income was an additional $0.5 million in stock compensation versus the prior-year period. Net income for the third quarter was $0.8 million compared with net income of $1.8 million in the third quarter of 2015. The net income for the quarter was impacted by a higher tax rate due to the mix of foreign-sourced income. Reported fully diluted income per share was $0.02 per share compared with fully diluted income per share of $0.05 for the same period in 2015. Adjusted net income (a non-GAAP measure defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses and non-cash impairment charges for goodwill and intangible assets, interest on contingent consideration, gain on extinguishment of debt and bargain purchase gain, on a tax-adjusted basis) for the third quarter was $3.0 million, or $0.08 per share on a diluted basis, compared with adjusted net income of $3.5 million, or $0.09 per share on a diluted basis, in the prior year’s third quarter.

Third-quarter 2016 adjusted EBITDA (a non-GAAP measure defined as net income before net income attributable to non-controlling interest plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, tax indemnity receivable, interest on contingent consideration, gain on extinguishment of debt and bargain purchase gain) was $6.6 million, compared with $6.4 million in last year’s third quarter.

ISG named a Workday Advisory Service Partner

During the third quarter, ISG announced it had been named a Workday Advisory Services Partner. Workday (NYSE: WDAY) is a leading provider of enterprise cloud applications for finance and human resources. The partnership gives ISG deeper knowledge of Workday’s core applications — Workday Financial Management and Workday Human Capital Management (HCM) — so it can provide more valuable insights to clients considering these products.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $19.1 million at September 30, 2016, up $3.1 million from the June 30, 2016. Total outstanding debt at September 30, 2016 was $59.4 million compared with $60.0 million at June 30, 2016. The increase in cash balances from June 30, 2016 was principally attributable to net cash provided from operations of $4.6 million offset by the non-operating use of cash for capital spending ($0.7 million), debt repayments ($0.6 million) and for stock repurchases ($0.4 million).

Conference Call

ISG has scheduled a call for 9:00 a.m., Eastern Time, Tuesday, November 8, 2016, to discuss the company’s third-quarter results. The call can be accessed by dialing 1-888-359-3613 or, for international callers by dialing 001-719-457-2715. The access code is 5728799. A recording of the conference call will be accessible on ISG’s website www.isg-one.com for approximately four weeks following the call.

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About Information Services Group

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving more than 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience and global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 1,000 employees and operates in 21 countries.

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Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; and (13) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for information for the three and nine months ended September 30, 2016 and September 30, 2015.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income before net income attributable to noncontrolling interest plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, tax indemnity receivable, interest on contingent consideration, gain on extinguishment of debt and bargain purchase gain), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses and non-cash impairment charges for goodwill and intangible assets, interest on contingent consideration, gain on extinguishment of debt and bargain purchase gain, on a tax-adjusted basis), adjusted net income as earnings per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

ISG reports results in U.S. dollars, but does business on a global basis. Exchange rate fluctuations affect the U.S. dollar value of foreign currency revenue and expenses and may have a significant effect on reported results. The discussion of ISG’s financial results in this release includes comparisons with the prior year in constant currency terms, using consistent exchange rates. Management believes this information facilitates comparison of underlying results over time.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.  A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues	$51,929	$51,404	$162,212	$155,354
Operating expenses
Direct costs and expenses for advisors	30,959	30,093	98,433	93,089
Selling, general and administrative	16,613	16,405	52,428	49,826
Depreciation and amortization	1,741	1,752	5,386	5,308
Operating income	2,616	3,154	5,965	7,131
Interest income	—	2	24	11
Interest expense	(596)	(419)	(1,590)	(1,357)
Foreign currency transaction (loss) gain	(38)	24	(300)	424

Income before taxes	1,982	2,761	4,099	6,209
Income tax provision	1,226	975	2,331	2,497
Net income	756	1,786	1,768	3,712
Net income attributable to noncontrolling interest	24	8	123	147
Net income attributable to ISG	$732	$1,778	$1,645	$3,565

Weighted average shares outstanding:
Basic	35,707	37,315	36,219	37,182
Diluted	36,873	39,296	36,977	38,919

Earnings per share attributable to ISG:
Basic	$0.02	$0.05	$0.05	$0.10
Diluted	$0.02	$0.05	$0.05	$0.09

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income attributable to ISG	$732	$1,778	$1,645	$3,565
Plus:
Net income attributable to noncontrolling interest	24	8	123	147
Interest expense (net of interest income)	596	417	1,566	1,346
Income taxes	1,226	975	2,331	2,497
Depreciation and amortization	1,741	1,752	5,386	5,308
Interest on contingent consideration	373	36	433	36
Foreign currency transaction	38	(24)	300	(424)
Non-cash stock compensation	1,865	1,415	5,180	3,640
Adjusted EBITDA	$6,595	$6,357	$16,964	$16,115

Net income attributable to ISG	$732	$1,778	$1,645	$3,565
Plus:
Non-cash stock compensation	1,865	1,415	5,180	3,640
Intangible amortization	1,392	1,332	4,049	3,985
Interest on contingent consideration	373	36	433	36
Foreign currency transaction	38	(24)	300	(424)
Tax effect (1)	(1,394)	(1,048)	(3,786)	(2,750)
Adjusted net income	$3,006	$3,489	$7,821	$8,052

Weighted average shares outstanding:
Basic	35,707	37,315	36,219	37,182
Diluted	36,873	39,296	36,977	38,919

Adjusted earnings per share:
Basic	$0.08	$0.09	$0.22	$0.22
Diluted	$0.08	$0.09	$0.21	$0.21

(1)         Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	September 30, 2016	Three Months Ended	Constant currency	September 30, 2015
	September 30, 2016	impact	Adjusted	September 30, 2015	impact	Adjusted
Revenue	$51,929	$(503)	$51,426	$51,404	$(868)	$50,536
Operating income	$2,616	$(485)	$2,131	$3,154	$(300)	$2,854
Adjusted EBITDA	$6,595	$(474)	$6,121	$6,357	$(303)	$6,054

			Nine Months Ended			Nine Months Ended
	Nine Months Ended	Constant currency	September 30, 2016	Nine Months Ended	Constant currency	September 30, 2015
	September 30, 2016	impact	Adjusted	September 30, 2015	impact	Adjusted
Revenue	$162,212	$(1,869)	$160,343	$155,354	$(2,778)	$152,576
Operating income	$5,965	$(1,278)	$4,687	$7,131	$(535)	$6,596
Adjusted EBITDA	$16,964	$(1,260)	$15,704	$16,115	$(549)	$15,566